UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-31981
Delaware	47-0929885
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

10701 Corporate Drive, Suite 150
Stafford, Texas	77477
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (281) 240-1787

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________

Item 8.01 Other Events.

On April 29, 2008, the Board of Directors of EnerTeck Corporation (the “Company”) agreed to temporarily reduce the warrant exercise prices of all of the Company’s outstanding warrants by 40.0% effective immediately through and including June 2, 2008. As a result, the warrant exercise price of the warrants currently exercisable at $1.00 per share shall be temporarily reduced to $0.60 per share, the warrant exercise price of the warrants currently exercisable at $1.20 per share shall be temporarily reduced to $0.72 per share, the warrant exercise price of the warrants currently exercisable at $2.00 per share shall be temporarily reduced to $1.20 per share, and the warrant exercise price of the warrants currently exercisable at $3.40 per share shall be temporarily reduced to $2.04 per share. On June 3, 2008, the warrant exercise prices of then outstanding warrants will return to their original warrant exercise prices. A supplement dated May 5, 2008 to the Company’s prospectus dated April 15, 2008 has been filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTECK CORPORATION (Registrant)

Dated: May 5, 2008	By:	/s/ Richard Dicks
Name: Richard B. Dicks
Title: Chief Financial Officer